Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pegasi Energy Resources Corporation, of our report dated March 31, 2009 with respect to the consolidated financial statements of Pegasi Energy Resources Corporation included in its annual report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Whitley Penn LLP

Fort Worth, Texas
March 31, 2009